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                                                                         Ex. 5.1

                               HALE AND DORR LLP
                               COUNSELORS AT LAW

                                  HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                        617-526-6000 - FAX 617-526-5000


                                        January 15, 2004

MKS Instruments, Inc.
Six Shattuck Road
Andover, MA 01810-2449

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-109753) (the "2003 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,150,000 shares of Common Stock, no par value per share (the "2003 Shares"), of MKS Instruments, Inc., Massachusetts corporation (the "Company"), and a Registration Statement on Form S-3 (File No. 333-34450) (the "2000 Registration Statement") filed with the Commission under the Securities Act for the registration of an aggregate of 3,450,000 shares of Common Stock, no par value per share (the "2000 Shares", together with the 2003 Shares, the "Shares"), of which (i) up to 1,314,286 Shares (including 171,429 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) up to 3,285,714 Shares (including 428,571 Shares issuable upon exercise of an over-allotment option granted by certain stockholders of the Company (the "Selling Stockholders")) will be sold by the Selling Stockholders.

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to a purchase agreement (the "Purchase Agreement") to be entered into by and among the Company, the Selling Stockholders and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc., Adams, Harkness & Hill, Inc. and Needham & Company, Inc., the form of which has been filed as Exhibit 1.1 to Company's Current Report on Form 8-K dated January 14, 2004 as filed with the Commission on the date hereof.

     We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the 2003 Registration Statement and the 2000 Registration Statement as filed with the Commission. We have also examined and relied upon the Purchase Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such





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BOSTON       LONDON        MUNICH        NEW YORK       OXFORD       PRINCETON        RESTON         WALTHAM        WASHINGTON
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       Hale and Dorr LLP is a Massachusetts limited liability partnership. Our London and Oxford offices are operated under a Delaware limited liability partnership.
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MKS Instruments, Inc.
January 15, 2004
Page 2


other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Purchase Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while each of the 2003 Registration Statement and the 2000 Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that
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MKS Instruments, Inc.
January 15, 2004
Page 3

we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                     Very truly yours,

                                     /s/ HALE AND DORR LLP

                                     HALE AND DORR LLP